Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-108909 and 333-121597) of Kosan Biosciences Incorporated and in the related Prospectus, in the Registration Statements (Form S-8 Nos. 333-6353, 333-96669, and 333-115766) pertaining to the 1996 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-47758) pertaining to the 1996 Stock Option Plan, 2000 Employee Stock Purchase Plan and the 2000 Non-Employee Directors’ Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-108502) pertaining to the 1996 Stock Option Plan and 2000 Employee Stock Purchase Plan of Kosan Biosciences Incorporated of our report dated March 9, 2005 with respect to the financial statements of Kosan Biosciences Incorporated, Kosan Biosciences Incorporated management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Kosan Biosciences Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Palo Alto, California

March 9, 2005